Exhibit 99.1

News From:

Buena, NJ 08310

Release Date: April 2, 2014

Contact:

Jenniffer Collins

IGI Laboratories, Inc.

(856) 697-4379

www.igilabs.com

IGI LABORATORIES, INC. APPOINTS DAMIAN FINIO TO BOARD OF DIRECTORS

BUENA, NJ –(PRNewswire) - IGI Laboratories, Inc. (NYSE MKT: IG), a New Jersey-based generic topical pharmaceutical company, today announced that it has appointed Damian Finio to its Board of Directors. Mr. Finio will serve as the new Chairman of the Company’s Audit Committee. The Company had announced on March 31, 2014, that Michael Hemric, a Director of the Company has resigned effective April 1, 2014, and Joyce Erony, the Company’s chairperson and director, had decided not to run for re-election at the Company’s annual meeting on May 27, 2014.

Jason Grenfell-Gardner, President and CEO of the Company, commented, "We are very pleased Damian has agreed to join our Board of Directors. I believe his financial expertise will be a tremendous asset to our audit committee and our Board.” Mr. Grenfell-Gardner continued, “We would like to extend our sincere gratitude to Michael Hemric and Joyce Erony for their service to the Company. Michael and Joyce have been a critical part in the Company’s transformation since 2009. We wish them well in their future endeavors.”

Mr. Finio is currently President of Mountain Run Advisors LLC., a niche financial consulting firm. Prior to this role, Mr. Finio was VP & Chief Financial Officer of West-Ward Pharmaceuticals. West-Ward is a $500million generic pharmaceutical manufacturer based in New Jersey owned by HIKMA Pharmaceuticals. HIKMA is a $1.0 billion global pharmaceutical manufacturer headquartered in Amman, Jordan, and traded on the London Stock Exchange. Before joining West-Ward, Mr. Finio was VP, Finance, at Daiichi Sankyo Pharma Development, a large Japanese pharmaceutical company, where he managed both Finance and Outsourcing, and chaired the organization’s Global R&D Finance Committee. Prior to Daiichi Sankyo, he worked at AstraZeneca for nearly 14 years in a variety of financial roles with increasing responsibility, the last of which was Senior Director, Managed Markets Finance. He began his career in public accounting with KPMG, holds a B.S. in Accounting from The Pennsylvania State University and an MBA from The University of Delaware. He is also a Certified Public Accountant and Certified Treasury Professional.

About IGI Laboratories, Inc.

IGI Laboratories is a generic topical pharmaceutical company. We develop and manufacture topical formulations for the pharmaceutical, OTC, and cosmetic markets. Our mission is to be a leading player in the generic topical prescription drug market.

Forward-Looking Statements

This press release includes certain "forward-looking statements," within the meaning of the Private Securities Litigation Reform Act of 1995, that involve risks and uncertainties. These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions, and other statements that are not historical facts and statements and are identified by words such as "plan," “believe," "continue," “should” or words of similar import. Actual results may differ materially from any results predicted, and reported results should not be considered as an indication of future performance. Factors that could cause actual results to differ materially from these expectations include, but are not limited to: our inability to meet current or future regulatory requirements in connection with existing or future ANDAs; our inability to achieve profitability; our failure to obtain FDA approvals as anticipated; our inability to execute and implement our business plan and strategy; the potential lack of market acceptance of our products; our inability to protect our intellectual property rights; changes in global political, economic, business, competitive, market and regulatory factors; and our inability to complete successfully future product acquisitions. These statements are based on our current beliefs or expectations and are inherently subject to various risks and uncertainties, including those set forth under the caption "Risk Factors" and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in IGI Laboratories, Inc.’s most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other periodic reports we file with the Securities and Exchange Commission. All information contained herein are as of the date of this press release, and IGI Laboratories, Inc. does not undertake any obligation to update any information or other forward-looking statement contained in this document as a result of new information, future events or otherwise, except as required by law.